                                  EXHIBIT 99.1
                                  PRESS RELEASE

FOR IMMEDIATE RELEASE
---------------------

LARSCOM INCORPORATED REPORTS THIRD QUARTER 2001 RESULTS AND ANNOUNCES A CORPORATE RESTRUCTURING

         Milpitas, CA (October 18, 2001) Larscom Incorporated (Nasdaq NM: LARS), a leading provider of integrated WAN and Internet access solutions, today announced third-quarter financial results for the period ending September 30, 2001.

         The Company reported revenues of $10,375,000 and a net loss of $1,278,000 or $0.07 per share for the third quarter of 2001. For the third quarter of 2000, the Company reported revenues of $13,793,000 and a net loss of $700,000 or $0.04 per share.

         For the first nine months of 2001, the Company reported revenues of $33,861,000 and a net loss of $29,236,000 or $1.56 per share, which included the following second quarter 2001 charges: $4,761,000 for restructuring, $3,005,000 of non-cash inventory reserves and asset impairment charges and a $16,450,000 non-cash reserve against deferred tax asset balances. Excluding all of these second quarter charges, the Company's pro forma net loss for the first nine months of 2001 was $5,020,000 or $0.27 per share compared to $41,631,000 in revenues and a net loss of $1,600,000 or $0.09 per share for the first nine months of 2000.

                          Fourth Quarter Restructuring

         Because of the difficult economic environment, Larscom also today announced a further reduction in force designed to align its expenses with anticipated revenue levels. The Company will layoff approximately 24% of its workforce this week, reducing its personnel from 157 to 119. Revenues for the fourth quarter of 2001 are estimated to be in a range from $9,000,000 to $11,000,000. As a result, the Company also expects to report pretax restructuring and other nonrecurring charges of up to $1.5 million in the fourth quarter of 2001.

         Dick Pospisil, president and chief executive officer, of the Company commented, "During this difficult time for the telecommunications industry, we felt it was important to restructure to reduce our expenses. We finished the third quarter of 2001 with $23.1 million in cash and short-term investments and no debt. We continue to work on our product strategy so as to be well positioned for a recovery in our industry."

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                                  About Larscom

         Larscom Incorporated develops, manufactures and markets high-speed wide area network (WAN) and Internet access equipment. The Company's customers include major carriers, Internet service providers, Fortune 500 companies and government agencies worldwide. Larscom's headquarters are at 1845 McCandless Drive, Milpitas, California 95035. Additional information can be found at www.larscom.com.
---------------

                              Safe Harbor Statement

         Any forward-looking statements in this news release are based on our current expectations and beliefs and are subject to known and unknown risks and uncertainties that could cause the actual results to differ materially from those suggested. Factors that could cause actual results to differ materially include (but are not limited to) risks associated with the effect of the general downturn in the telecommunications equipment industry, customer concentration, the uncertainty concerning the search for a chief executive officer, the ability to hire and retain managerial and technical talent, the ability to develop successful new products, dependence on recently introduced new products and products under development, dependence on component availability from key suppliers, rapid technological change and fluctuations in quarterly operating results, as well as additional risk factors as discussed in the "Risk Factors" section of our annual report on Form 10-K and quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. These forward-looking statements represent our judgment as of the date of this news release. We disclaim, however, any intent or obligation to update these forward-looking statements.

(Financial tables attached)

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[LARSCOM LOGO]

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

-----------------------------------------------------------------------------------------------------------------------
                                                    Nine months ended September 30,    Three months ended September 30,
                                                   --------------------------------    --------------------------------
                                                       2001              2000              2001              2000
-----------------------------------------------------------------------------------------------------------------------
Revenues                                            $  33,861          $41,631          $ 10,375           $13,793
Cost of revenues                                       21,077           19,556             5,305             6,595
-----------------------------------------------------------------------------------------------------------------------
Gross profit                                           12,784           22,075             5,070             7,198
-----------------------------------------------------------------------------------------------------------------------
Operating expenses:
     Research and development                           5,814            7,426             1,697             2,431
     Selling, general and administrative               16,606           18,194             4,909             6,198
     Restructuring                                      4,761                -                 -                 -
-----------------------------------------------------------------------------------------------------------------------
Total operating expenses                               27,181           25,620             6,606             8,629
-----------------------------------------------------------------------------------------------------------------------
Loss from operations                                  (14,397)          (3,545)           (1,536)           (1,431)
Interest and other income, net of expense               1,057            1,300               284               463
-----------------------------------------------------------------------------------------------------------------------
Loss before income taxes                              (13,340)          (2,245)          (1,252)              (968)
Income tax provision (benefit)                         15,896             (645)              26               (268)
-----------------------------------------------------------------------------------------------------------------------
Net loss                                            $(29,236)          $(1,600)         $(1,278)           $  (700)
-----------------------------------------------------------------------------------------------------------------------
Basic and diluted loss per share                    $  (1.56)          $ (0.09)         $ (0.07)           $ (0.04)
-----------------------------------------------------------------------------------------------------------------------
Basic and diluted weighted average shares             18,800            18,554           18,823             18,635
-----------------------------------------------------------------------------------------------------------------------

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CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

------------------------------------------------------------------------------------------------------
                                                                 September 30,         December 31,
                                                                     2001                 2000
------------------------------------------------------------------------------------------------------
Assets
Current assets:
     Cash, cash equivalents and short-term investments             $23,097               $27,979
     Accounts receivable, net                                        4,123                 7,044
     Inventories                                                     4,198                 6,816
     Other current assets                                            1,733                 8,314
     Due from Axel Johnson                                             677                    72
------------------------------------------------------------------------------------------------------
          Total current assets                                      33,828                50,225
------------------------------------------------------------------------------------------------------
Property and equipment                                               3,480                 4,111
Other non-current assets                                                56                11,984
------------------------------------------------------------------------------------------------------
          Total assets                                             $37,364               $66,320
------------------------------------------------------------------------------------------------------
Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable                                              $ 2,351               $ 4,482
     Accrued expenses and other current liabilities                  8,963                 8,348
------------------------------------------------------------------------------------------------------
          Total current liabilities                                 11,314                12,830
 Other non-current liabilities                                       1,876                   448
------------------------------------------------------------------------------------------------------
          Total liabilities                                         13,190                13,278
------------------------------------------------------------------------------------------------------
Stockholders' equity                                                24,174                53,042
------------------------------------------------------------------------------------------------------
          Total liabilities and stockholders' equity               $37,364               $66,320
------------------------------------------------------------------------------------------------------